Oconee Financial Corporation

2011 Annual Meeting

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Notice of Annual Meeting

and

Proxy Statement
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OCONEE FINANCIAL CORPORATION

35 North Main Street
Post Office Box 205
Watkinsville, Georgia 30677-0205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2011

The annual meeting of shareholders of Oconee Financial Corporation (the “Corporation”) will be held on Monday, May 2, 2011, at the H. Mell Wells Operations Center of Oconee State Bank, 7920 Macon Highway, Watkinsville, Georgia. Shareholder registration will begin at 4:30 p.m. with the business session called to order at 5:00 p.m. for the purposes of considering and voting upon:

1.           The election of 10 directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

2.           Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 28, 2011 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

The Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith.  Please sign, date and return the Proxy promptly in the enclosed business reply envelope.  If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.  For directions to the annual meeting, please call (706) 769-6611.

The Corporation is doing a full set delivery of its Proxy material by mail to its shareholders.  For disclosure purposes, the Corporation’s Proxy Statement, Proxy, and 2010 Annual Report to the Shareholders are available on the Corporation’s web address at http://www.oconeestatebank.com.  This internet posting of the Corporation’s Proxy materials will be available on this website on and after April 15, 2011.

Also enclosed is a copy of the Corporation’s 2010 Annual Report which contains financial data and other information about the Corporation.

By Order of the Board of Directors, Jerry K. Wages CORPORATE SECRETARY

April 15, 2011

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED. IF YOU ARE PRESENT AT THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

OCONEE FINANCIAL CORPORATION
35 North Main Street
Post Office Box 205
Watkinsville, Georgia 30677-0205

PROXY STATEMENT

Shareholders’ Meeting

This Proxy Statement is furnished in connection with the solicitation of Proxies by Oconee Financial Corporation (the “Corporation”) for use at the annual meeting of shareholders of the Corporation to be held on May 2, 2011, and any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about April 15, 2011.

Revocation of Proxies

Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives notice of his or her election to vote in person, without compliance with other formalities.  In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Corporation.  If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon.  If the Proxy is returned but no choice is specified thereon, it will be voted for all of the persons named below under the caption “Information about Nominees”.

Cost of Solicitation

The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation.  Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Corporation’s Common Stock, par value $2.00 per share (the “Common Stock”), and normal handling charges may be paid for such forwarding service.  In addition to solicitations by mail, directors and employees of the Corporation may solicit Proxies in person or by telephone.

Voting Rights

All shareholders of record of the Corporation’s Common Stock at the close of business on March 28, 2011, which is referred to as the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock held by them on the record date.  Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder.  If no specification is made, the Proxy will be voted “FOR” the approval of the proposals listed on the Proxy, including election of the nominees named therein to constitute the entire Board of Directors.

For the election of directors, the affirmative vote of a plurality of the shares represented in person or by proxy at a meeting at which a quorum is present is required.  A quorum is present when the holders of more than one-half of the shares outstanding and entitled to vote on the record date are present in person or by proxy.  An abstention or a broker non-vote would be included in determining whether a quorum is present at the meeting but would have no effect on the outcome of the vote for election of directors.

Management of the Corporation has no reason to believe that any nominee for election to the board will not serve if elected.  All of the nominees are currently directors of the Corporation.  The Board of Directors recommends a vote “FOR” the proposed nomination and election of the individuals listed hereafter, and the enclosed Proxy will be so voted unless the shareholder executing the Proxy withholds authority to vote for the nominees listed hereafter or any particular nominee or nominees or abstains from voting by marking the appropriately designated block on the Proxy.  Because directors are elected by a plurality of the votes cast, the directors that get the most votes will be elected even if such votes do not constitute a majority.  Directors cannot be voted “against” and votes to “withhold authority” to vote for a certain nominee will have no effect if the nominee receives a plurality of the votes cast.  If any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than 10 nominees.

Other Matters

The Corporation is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement.  If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Notice Regarding the Availability of Proxy Materials

We have posted materials related to the 2011 Annual Meeting on the internet.  The following materials are available on the internet at http://www.oconeestatebank.com:

•	This Proxy Statement for the 2011 Annual Meeting and the accompanying Proxy, and

•	The Corporation’s 2010 Annual Report to Shareholders

•	The Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Voting Securities and Principal Holders

The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 28, 2011.  On that date, the Corporation had outstanding and entitled to vote 899,815 shares of Common Stock, each entitled to one vote per share.

The following table provides for each person who, to the best information and knowledge of the Corporation, beneficially owned 5% or more of the outstanding shares of Common Stock as of March 28, 2011, the following information: (a) the owner’s name and address, (b) the number of shares of Common Stock owned, and (c) the percentage such number represents of the outstanding shares of Corporation Common Stock.  Unless otherwise indicated, the listed owners are the record owners of, and have sole voting and investment powers over, their shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Susan Wells Brodrick (1)	57,770	6.4%
Hardigree Properties, LLLP (2)	47,240	5.2%
Caroline Wells Pence (3)	51,310	5.7%
Virginia S. Wells (4)	221,465	24.6%

(1)
Includes 35,965 shares held jointly with her mother, 13,990 shares held as custodian for her minor children, and 3,915 shares held in the name of her husband.  Ms. Brodrick’s address is 117 South Main Street, Watkinsville, Georgia 30677.

(2)	C.G. Hardigree, Jr. and Joyce C. Hardigree serve as general partners of Hardigree Properties, LLLP. The address of Hardigree Properties, LLLP is 1660 Old Bishop Road, Watkinsville, Georgia 30677.

(3)
Includes 35,965 shares held jointly with her mother, 7,545 shares held as custodian for her minor children, and 3,900 shares held in the name of her husband.  Ms. Pence’s address is 100 Phipps Street, Carrboro, North Carolina 27510.

(4)
Includes 71,930 shares held jointly with her daughters and 33,420 shares held by a trust established under the will of Hubert H. Wells. Ms. Wells is the trustee under the will.  Ms. Wells’ address is 1170 Mountain Laurel Drive, Watkinsville, Georgia 30677.

The following table provides for each director and director nominee of the Corporation, each named executive officer, and for all directors, director nominees and executive officers of the Company as a group, as of March 28, 2011, the following information: (a) the name of the named executive officer, director, or the number of persons in the group; (b) the number of shares of Common Stock beneficially owned by the named executive officer, director, or the group; and (c) the percentage such number represents of the outstanding shares of Common Stock.  Unless otherwise indicated, the listed person is the record owner of, and has sole voting and investment powers over his or her shares.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
G. Robert Bishop (1)	12,055	1.3%
Jimmy L. Christopher (2)	650	*
Douglas D. Dickens (3)	18,884	2.1%
J. Albert Hale, Sr. (4)	2,300	*
B. Amrey Harden (5)	4,200	*
Henry C. Maxey (6)	310	*
Ann B. Powers (7)	15,270	1.7%
Jerry K. Wages (8)	325	*
Virginia S. Wells (9)	221,465	24.6%
Tom Wilson (10)	100	*
All directors and executive officers as a group [10 persons]	275,559	30.6%

*       Less than 1%.

(1)
Includes 9,625 shares held jointly with his wife.  Also includes 1,130 shares held jointly with his sons; 800 shares held jointly in his wife’s name with his daughter; and 500 shares held jointly in his wife’s name with his son.  Mr. Bishop’s address is 1741 Experiment Station Road, Watkinsville, Georgia 30677.

(2)	Includes 585 shares held jointly with his wife. Mr. Christopher’s address is 56 North Third Street, Watkinsville, Georgia 30677.

(3)
Includes 1,724 shares held jointly with his wife.  Also includes 16,720 shares held in the name of Dickens Farms, Inc., of which he is President and has sole voting power over those shares, and 440 shares held by Mr. Dickens as custodian for his grandchildren.  Mr. Dickens’ address is 1071 Rays Church Road, Bishop, Georgia 30621.

(4)	Mr. Hale’s address is 5601 Colham Ferry Road, Watkinsville, Georgia 30677.

(5)	Includes 4,200 shares held jointly with his wife. Mr. Harden’s address is 1100 Briar Lakes Court, Watkinsville, Georgia 30677.

(6)
Includes 151 shares held jointly with his wife.  Also includes 109 shares held in the name of his wife and 50 shares held in the name of Maxey Brothers, Inc. where he serves as President and has sole voting power over such shares.  Mr. Maxey’s address is 1181 Maxey Road, Bishop, Georgia 30621.

(7)
Includes 9,600 shares held jointly with her husband.  Also includes 1,335 shares held jointly with her daughter and 1,335 shares held jointly with her son.  Ms. Powers’ address is 1051 Rose Creek Drive, Watkinsville, Georgia 30677.

(8)	Includes 325 shares held jointly with his wife. Mr. Wages’ address is 1160 Station Drive, Watkinsville, Georgia 30677.

(9)
Includes 71,930 shares held jointly with her daughters and 33,420 shares held by a trust established under the will of Hubert H. Wells. Ms. Wells is the trustee under the will.  Ms. Wells’ address is 1170 Mountain Laurel Drive, Watkinsville, Georgia 30677.

(10)	Includes 100 shares held jointly with his wife. Mr. Wilson’s address is 185 Devereaux Drive, Athens, Georgia 30606.

Election of Directors

The Amended and Restated Bylaws of the Corporation currently provide that the number of directors shall be set by resolution of the Board of Directors or by the shareholders; provided, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.  Currently, the Board of Directors consists of 10 directors. The term of office for directors, except in the case of earlier death, resignation, retirement, disqualification or removal, continues until the next annual meeting and until their successors are elected and qualified.

Information about Nominees for Directors

The following table sets forth the name of each nominee for director of the Corporation, his or her age, positions held with the Corporation and a brief description of his or her principal occupation and business experience for the preceding five years.  Except as otherwise indicated, each director has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years.

All of the following directors are nominees for the term to expire in 2012.

Name	Age	Business Experience
G. Robert Bishop	64	A director since 1991, he is retired from the Georgia Department of Natural Resources. He is a member of the Audit, Budget, Directors’, Executive, and Technology Committees of the Corporation.

Mr. Bishop has served on the Board of Directors of the Corporation for 20 years.  His business experience, together with his historical knowledge of the Corporation, makes Mr. Bishop a valuable member of the Board of Directors.

Jimmy L. Christopher	70
A director since 2001, he is a self-employed Certified Public Accountant.  He is a member of the Audit, Bylaws, Directors’, Executive, and Investment - Asset/Liability Management Committees of the Corporation.

Mr. Christopher brings to the Board of Directors 10 years of experience as a director of the Corporation.  He also has leadership and entrepreneurial skills arising out of his many years of success in building and running his own accounting business.  Mr. Christopher’s leadership and business and financial acumen provide valuable and balanced insight to the Board of Directors.

Douglas D. Dickens	59
A director since 1989 and Chairman of the Board of the Corporation since 1997.  Mr. Dickens is President of Dickens Farms, Inc.  He is a member of the Audit, Budget, Directors’, Executive, and Loan Committees of the Corporation.

Mr. Dickens has over 20 years of experience serving as a member of the Board of Directors.  He also has extensive management experience, strong leadership, and business development skills that qualify him to serve as the Chairman of the Board of Directors.  With his past experience and long-term involvement with the Corporation, Mr. Dickens brings invaluable insight and knowledge to the Board of Directors.

Name	Age	Business Experience

J. Albert Hale, Sr.	58	A director since 2008, he is the owner of Hale’s Dairy. He is a member of the Bylaws, Insurance, Investment - Asset/Liability Management, and Personnel Committees of the Corporation.

Mr. Hale is a fairly recent addition to the Board of Directors.  His demonstrated business experience, leadership skills and management skills make him an excellent fit for the Board of Directors.  Mr. Hale brings a balanced perspective to the Board of Directors.

B. Amrey Harden	56	A director since 1987, he has been President and Chief Executive Officer of the Corporation since 1994. He is a member of the Bylaws, Loan, and Personnel Committees of the Corporation.

Mr. Harden has been employed by Oconee State Bank since 1973, the last 17 years leading the Corporation as President and Chief Executive Officer, and he has over 24 years of experience serving on the Board of Directors.  Mr. Harden has extensive management experience, strong leadership skills, and strong business development skills that provide a tremendous addition to the Board of Directors.  With his institutional knowledge of the Corporation and an insider’s perspective on the day-to-day operations of the Corporation, Mr. Harden is a highly valued member of the Board of Directors.

Henry C. Maxey	69	A director since 1999, he is the President of Maxey Brothers, Inc. He is a member of the Budget, Insurance, Loan and Personnel Committees of the Corporation.

Mr. Maxey has over 11 years serving on the Board of Directors of the Corporation.  His business acumen and management skills, together with his extensive knowledge of the Corporation, provide valued insight to the Board of Directors.

Ann B. Powers	63
A director since 1991, she is a retired elementary school art teacher and a watercolor artist.  She is a member of the Audit, Bylaws, Investment - Asset/Liability Management, Personnel, and Technology Committees of the Corporation.

Name	Age	Business Experience

		Ms. Powers has been a valued member of the Board of Directors for nearly 20 years. Her past experience, management skills and organizational skills are a great contribution to the Board of Directors.
Jerry K. Wages	62
A director since 1994, he has been Senior Executive Vice President and Corporate Secretary of the Corporation since May 2008.  He served as Senior Executive Vice President, Chief Financial Officer and Corporate Secretary from 2005 until May 2008.  He served as Executive Vice President and Chief Financial Officer from 1989 through 2004.  He is a member of the Insurance, Investment - Asset/Liability Management, and Loan Committees of the Corporation.

Mr. Wages has an extended history with the Corporation, including over 17 years as a director and over 24 years as an officer of the Corporation.  Mr. Wages’ business and financial acumen, together with his knowledge of the Corporation, industry knowledge and management skills make him an effective and valuable member of the Board of Directors.

Virginia S. Wells	69
A director since 1990, she was elected Vice-Chairperson of the Board in 2008.  She is the President and CEO of Wells & Company Realtors, Inc.  She is a member of the Budget, Directors’, Executive, Insurance, Loan, and Technology Committees of the Corporation.

Ms. Wells has over 20 years of experience serving on the Board of Directors of the Corporation.  She also has extensive experience operating and managing her own business.  These experiences contribute to Ms. Wells’ historical knowledge of the Corporation, as well as her leadership and management skills, all of which are valuable additions to the Board of Directors.

Tom F. Wilson	53
A director since 2005, Mr. Wilson has been Executive Vice President and Chief Loan Officer of the Corporation since 2004.  Prior to joining the Corporation, Mr. Wilson was employed by SunTrust Bank as a Senior Vice President of Commercial Banking.  He is a member of the Loan and Technology Committees of the Corporation.

Mr. Wilson has industry experience that makes his perspective necessary and highly valued to the Board of Directors.  Additionally, his service as an officer of the Corporation provides operational and management expertise that is a great contribution to the Board of Directors.

Each of the Corporation’s directors also serves as a member of the Board of Directors for the Corporation’s wholly-owned subsidiary, Oconee State Bank.  In addition, Mr. Bishop, Mr. Dickens, Mr. Harden, Mr. Maxey, Mr. Wages, Ms. Wells, and Mr. Wilson serve as directors of Real Estate Holdings Georgia, Inc. and Motel Holdings Georgia, Inc.  These two corporations are wholly-owned subsidiaries of Oconee State Bank and are in operation for the purpose of managing assets which have been foreclosed upon by Oconee State Bank.

Board Leadership Structure and Role in Risk Oversight

The Corporation is led by Mr. B. Amrey Harden who serves as the President and Chief Executive Officer.  Mr. Harden has been President and Chief Executive Officer since 1994.  The Board of Directors is led by Chairman Douglas D. Dickens and is comprised of ten directors total, seven of whom have been determined to be independent directors.  The Audit Committee of the Board of Directors is comprised entirely of independent directors.

The Chief Executive Officer is responsible for oversight of the day-to-day operations and business affairs of the Corporation, including directing the business conducted by the employees, managers and officers of the Corporation.  The Chairman is responsible for leading the Board of Directors in its duty to oversee the management of the business and affairs of the Corporation and ensuring that he and the other directors act in the best interest of the Corporation and its shareholders.

Risk oversight of the Corporation is the responsibility of the Board of Directors.  It administers this oversight function by evaluating various components of risks to the company at each meeting of the Board.  The current structure of the Board of Directors is appropriate for the Corporation and facilitates careful oversight of risk for the Corporation.  The structure of the Board of Directors provides strong oversight by the independent directors, with the independent directors meeting frequently in executive sessions of the Board of Directors without management.  These executive sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of senior management.

Meetings and Committees of the Board of Directors

The Board of Directors of the Corporation held 12 meetings during 2010.  All of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board of Directors on which they served during their tenure as directors.  Directors are expected to be present at all annual meetings and all attended the 2010 annual meeting.

The Board of Directors has determined that 7 of the 10 directors are “independent” under applicable federal securities laws and, although the Common Stock is not listed, the listing standards of the New York Stock Exchange.  The independent directors are:  Mr. Bishop, Mr. Christopher, Mr. Dickens, Mr. Hale, Mr. Maxey, Ms. Powers and Ms. Wells.

Audit Committee.  The Corporation has had an audit committee since its inception.  The directors currently serving on this Committee, until their successors are elected or appointed and qualified are: Mr. Christopher, Mr. Bishop, Mr. Dickens, and Ms. Powers.  The audit committee met four times during 2010. The audit committee serves as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems; review and assess the performance of the Corporation’s independent accountants and internal auditing department; and facilitate open communication among the independent accountants, financial and executive management, the internal auditing department, and the Board of Directors.  Certain specific responsibilities of the audit committee include recommending the selection of independent auditors; meeting with the independent auditors to review the scope and results of the audit; reviewing with management and the internal auditor the systems of internal controls and internal audit reports; responsibility to ensure that the Corporation’s books, records, and external financial reports are in accordance with generally accepted accounting principles; and reviewing all reports of examination made by regulatory authorities and ascertaining that any and all operational deficiencies are satisfactorily corrected.

The Board of Directors has determined that all of the members of the audit committee are independent under applicable federal securities laws and the New York Stock Exchange listing standards and have sufficient knowledge in financial and accounting matters to serve on the audit committee, including the ability to read and understand fundamental financial statements.  The Corporation’s audit committee does not have a “financial expert” as such term is defined in Item 401(e) of SEC Regulation S-B because the individuals who meet this definition are not readily available in the community in which the Corporation operates.  Furthermore, the Corporation does not know of anyone meeting this definition who has a significant interest in the business and prospects of the Corporation and who can serve on the Board of Directors and audit committee.  The audit committee acts pursuant to a written charter that is reviewed annually.  A copy of the audit committee charter is posted on the Corporation’s website, www.oconeestatebank.com.

Other Board Committees

The Corporation has established standing Budget, Bylaws, Directors’, Executive, Insurance, Investment – Asset/Liability Management, Loan, Personnel and Technology Committees.  Each such committee meets from time to time throughout the year as necessary to carry out their necessary functions.

Nomination Process and Compensation Process

Compensation Process. The Board of Directors does not have a compensation committee.  Instead, the Board of Directors, as a whole, determines salaries for executive officers by evaluating the qualifications and experience of the executive, the nature of the job responsibilities and the range of salaries for similar positions at peer companies.  The Board of Directors recognizes that competitive compensation is critical for attracting, motivating and retaining qualified executives.

The Board of Directors does not consider a standing compensation committee necessary because it believes the Board of Directors performs all compensation-related functions adequately and in a manner that is customary for bank holding companies similar to the Corporation.

Nomination Process.  The Board of Directors did not have a nominating committee in 2010.  Instead, the Board of Directors nominated individuals for election to the Board of Directors based on the recommendations of all of the directors of the corporation. The Board of Directors does not consider a standing nominating committee to be necessary because it believes the Board of Directors performs all director nomination-related functions adequately and in a manner that is customary for bank holding companies similar to the Corporation.  In order for a nominee to be nominated to the Board of Directors, a majority of the independent members of the Board of Directors must approve such nominations.

A candidate for the Board of Directors must meet the eligibility requirements set forth in the Corporation’s bylaws and in any Board resolutions.  The independent members of the Board of Directors consider certain qualifications and characteristics that they deem appropriate from time to time when they select individuals to be nominated for election to the Board of Directors.  These qualifications and characteristics may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, his or her relationship with the Bank, and knowledge and experience in matters impacting financial institutions.  In addition, prior to nominating an existing director for re-election to the Board of Directors, the independent members of the Board will consider and review an existing director's Board and committee attendance and performance and length of Board service.

The independent directors will consider, in accordance with the analysis described above, all director nominees properly recommended by the shareholders of the Corporation.  Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide written notice in accordance with the Corporation’s bylaws to Jerry K. Wages, Senior Executive Vice President & Corporate Secretary, Oconee Financial Corporation, P.O. Box 205, Watkinsville, Georgia 30677-0205.

Director Compensation

Directors of the Corporation do not receive any compensation for their service on the Board of Directors of the Corporation.  Instead, all of the Corporation’s directors are also directors of Oconee State Bank (the “Bank”), the Corporation’s bank subsidiary, and received $500 per regularly scheduled Board of Directors meeting attended during 2010.  In addition, directors received $100 for specially called board meetings and all committee meetings attended during 2010.  Executive officers Harden, Wages and Wilson did not receive director compensation.

The following table reports all fees earned or paid in cash to each director during the fiscal year 2010.  The Corporation awards no other equity or non-equity awards as compensation and paid no other compensation to any of its directors in 2010.

Name	Fees earned or paid in cash
G. Robert Bishop	$8,300
Jimmy L. Christopher	8,300
Douglas D. Dickens	12,000
J. Albert Hale, Sr.	6,600
B. Amrey Harden	-
Henry C. Maxey	10,500
Ann B. Powers	7,200
Jerry K. Wages	-
Virginia S. Wells	12,500
Tom F. Wilson	-

Executive Compensation

The following table sets forth the compensation paid to the principal executive officer and the Bank and the Corporation’s two other most highly compensated executive officers during the 2010 and 2009 fiscal years.  The Corporation did not award any other bonus or equity compensation during the past two fiscal years.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-equity incentive plan compensation ($)	All Other Annual Compensation ($)	Total ($)
B. Amrey Harden President and Chief Executive Officer	2010 2009	168,300 168,300	- -	- -	- 3,740 (1)	168,300 172,040

Jerry K. Wages Senior Executive Vice President and Corporate Secretary	2010 2009	159,000 159,000	- -	-	- 3,180 (1)	159,000 162,180

Tom F. Wilson Executive Vice President and Chief Loan Officer	2010 2009	157,630 157,630	- -	- -	- 3,153 (1)	157,630 160,783

(1)
Reflects 401(k) matching contributions of $3,740 for Mr. Harden, $3,180 for Mr. Wages, and $3,153 for Mr. Wilson.  In an effort to control expenses, the Bank suspended 401(k) Plan matching for all employees effective July 1, 2009.

Non-Equity Incentive Plan Compensation Information

The Corporation did not make any non-equity incentive plan awards during 2010 or 2009.

Equity Compensation Information

The Corporation does not have any equity compensation plans nor has it granted options, stock appreciation rights or similar awards to any of its present or past executive officers.

Code of Ethics

The Corporation has a code of ethics that applies to all employees of the Corporation, including the Corporation's chief executive officer and chief financial officer. The code of ethics complies with the federal securities law requirement that issuers have a code of ethics applicable to the principal executive officer and principal financial officer.  A copy of the Code of Ethics is incorporated by reference from Exhibit 14 to the Corporation’s annual report on Form 10-K for the year ended December 31, 2010.  The Corporation has not made any amendment to or waiver of the code of ethics.  If there is an amendment or waiver, the Corporation will post such amendment or waiver on its website, www.oconeestatebank.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of 10% or more of the Corporation’s Common Stock is required to file certain forms with the Securities and Exchange Commission (“SEC”).  A report of beneficial ownership of the Corporation’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirement and a report on Form 4 or 5 must be filed to reflect changes in beneficial ownership occurring thereafter.  Based solely on a review of filings with the SEC and written representations by each executive officer and director that no other reports were required, we believe that all of our directors and executive officers have complied with the reporting requirements of Section 16(a) during fiscal 2010.

Certain Relationships and Related Party Transactions

The Corporation has had, and expects to have in the future, banking transactions in the ordinary course of business with, directors and officers of the Corporation and their associates, including corporations in which such officers or directors are shareholders, directors and/or officers, on the same terms (including interest rates and collateral) as then prevailing at the time for comparable transactions with other persons.  Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features.

Report of the Audit Committee

The audit committee is comprised of four “independent” members, as defined by federal securities laws and Sections 303A.2 of the New York Stock Exchange listing standards.  The audit committee acts under a written charter.

The responsibilities of the audit committee include recommending to the Board of Directors and approval of the selection of an accounting firm to be engaged as independent accountants.  In addition, the audit committee is responsible for recommending to the Board of Directors that the financial statements be included in the Annual Report to shareholders and monitoring the Corporation’s financial reporting process and internal control system.

The audit committee has reviewed and discussed the audited financial statements with management.  The audit committee has discussed with Mauldin & Jenkins, LLC the matters required to be discussed by SAS 61.  The audit committee has received the written disclosures and the letter from Mauldin & Jenkins required by Independence Standards Board Standard No. 1, and has discussed with Mauldin & Jenkins, its independence.  The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the auditor’s independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.  Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s auditors are in fact independent.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee Charter, the audit committee recommended to the Board of Directors that the audited financial statements of the Corporation be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

This report is respectfully submitted by the audit committee of the Board of Directors.

Jimmy L. Christopher
G. Robert Bishop
Douglas D. Dickens
Ann B. Powers

Shareholder Communication

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors.  Shareholders wishing to communicate with the Board of Directors should send any communication in writing to Jerry K. Wages, Senior Executive Vice President and Corporate Secretary, Oconee Financial Corporation, P.O. Box 205, Watkinsville, Georgia 30677-0205.  Any such communication should state the number of shares beneficially owned by the shareholder making the communication.  The communication will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate.

Principal Accountant and Audit Fees

The certified public accounting firm of Mauldin & Jenkins, LLC was the independent accountant for the Corporation and the Bank for the years ended December 31, 2010 and 2009.  Representatives of Mauldin & Jenkins are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.  The Corporation anticipates that Mauldin & Jenkins will be the Corporation’s accountants for the current fiscal year.

During 2010 and 2009, the Corporation was billed the following amounts for services rendered by Mauldin & Jenkins:

Audit Fees.  In connection with the audit of the Corporation’s annual consolidated financial statements and review of its Form 10-K and interim consolidated financial statements included within Forms 10-Q, the Corporation was billed approximately $78,902 for the 2010 audit by Mauldin & Jenkins.  This figure includes fees for certain services that were billed to the Corporation in 2011 in connection with the 2010 annual audit, including out-of-pocket travel costs.  In connection with the audit of the Corporation’s annual consolidated financial statements and review of its Form 10-K and interim consolidated financial statements included within Forms 10-Q, the Corporation was billed approximately $92,853 for the 2009 audit by Mauldin & Jenkins.  This figure includes fees for certain services that were billed to the Corporation in 2010 in connection with the 2009 annual audit, including out-of-pocket travel costs.

Audit-Related Fees.  The Corporation was not billed by Mauldin & Jenkins for any audit-related fees in 2010 or 2009.

Tax Fees. The Corporation was not billed in 2010 or in 2009 by Mauldin & Jenkins for any tax advice and preparation of tax returns.

All Other Fees. The Corporation was not billed in 2010 or 2009 by Mauldin & Jenkins for any services that were not related to the audit of the Corporation’s financial statements.

The audit committee of the Corporation has determined that the performance of these services and payment of these fees are compatible with maintaining the independence of Mauldin & Jenkins.

The audit committee pre-approves all audit and non-audit services performed by the Corporation’s independent auditor.  The audit committee specifically approves the annual audit services engagement and has generally approved the provision of certain audit-related services and tax services by Mauldin & Jenkins.  Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the audit committee.  During 2010 and 2009, 100% of the audit, audit-related, tax and other services described above were pre-approved by the audit committee.

Shareholders Proposals

Proposals of shareholders intended to be presented at the Corporation’s 2012 Annual Meeting must be received by December 1, 2011, in order to be eligible for inclusion in the Corporation’s Proxy Statement and Proxies for that meeting.  The Corporation must be notified of any other shareholder proposal intended to be presented for action at the meeting not later than December 1, 2011.

Other Matters That May Come Before the Meeting

Management of the Corporation knows of no matters other than those matters that should be presented for consideration and voting.  It is, however, the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their best judgment as to what is in the best interest of the Corporation.

Additional Information

The Corporation will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2010, including financial statements and schedules, to any record or any beneficial owner of the Common Stock as of March 28, 2011 who requests a copy of such Report.  Any request for the Report on Form 10-K should be in writing addressed to:

Jerry K. Wages
Senior Executive Vice President & Corporate Secretary
Oconee Financial Corporation
Post Office Box 205
Watkinsville, Georgia 30677-0205

You may also obtain copies of the Corporation’s Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, Room 1580, F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information.

OCONEE FINANCIAL CORPORATION By Order of the Board of Directors, Jerry K. Wages Corporate Secretary

April 15, 2011

COMMON STOCK OF OCONEE FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Douglas D. Dickens and B. Amrey Harden or either of them, with power of substitution to each, the proxies of the undersigned to vote all of the undersigned’s shares of the Common Stock of Oconee Financial Corporation at the Annual Meeting of Shareholders of OCONEE FINANCIAL CORPORATION to be held at 5:00 p.m. at the H. Mell Wells Operations Center of Oconee State Bank, 7920 Macon Highway, Watkinsville, Georgia, on Monday, May 2, 2011 and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE NOMINEES AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

1. FOR the nominees listed to the right	Election of Nominees:

☐	G. Robert Bishop, Jimmy L. Christopher, Douglas D. Dickens, J. Albert Hale, Sr., B. Amrey Harden, Henry C. Maxey, Ann B. Powers, Jerry K. Wages, Virginia S. Wells, and Tom F. Wilson

WITHHOLD AUTHORITY
to vote for all nominees ☐

WITHHOLD AUTHORITY
to vote for an individual nominee
☐

Write name(s) below:

2.  Such other matters as may properly come before the meeting or any adjournment thereof.

It is understood that this proxy confers discretionary authority in respect to matters now known or determined at the time of the mailing of the notice of the meeting to the undersigned.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 15, 2011 and the Proxy Statement furnished therewith.

_______________________________, 2011 Dated and signed ____________________________________ Signature ____________________________________ Signature

(Signature(s) should agree with the name(s) hereon.  Executors, administrators, trustees, guardians and attorneys should so indicate when signing.  For joint accounts, each owner should sign.  Corporations should sign their full corporate name by a duly authorized officer.)

This proxy is revocable at or at any time prior to the meeting.

Please indicate below whether or not you will be attending the 2011 annual meeting.

____  Yes, I am planning on attending the 2011 annual meeting.  Number attending ____

____ No, I will not be attending the 2011 annual meeting.

Please sign and return this proxy in the accompanying prepaid envelope.